CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 80 to Registration Statement No. 002-80751 on Form N-1A of our reports, as dated below, relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Metropolitan Series Fund (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2015.

Portfolio Name	Report Date
Baillie Gifford International Stock Portfolio	2/25/2016
Barclays Aggregate Bond Index Portfolio	2/25/2016
BlackRock Bond Income Portfolio	2/25/2016
BlackRock Capital Appreciation Portfolio	2/25/2016
BlackRock Large Cap Value Portfolio	2/25/2016
BlackRock Ultra-Short Term Bond Portfolio (formerly, BlackRock Money Market Portfolio)	2/25/2016
Frontier Mid Cap Growth Portfolio	2/25/2016
Jennison Growth Portfolio	2/25/2016
Loomis Sayles Small Cap Core Portfolio	2/25/2016
Loomis Sayles Small Cap Growth Portfolio	2/25/2016
Met/Artisan Mid Cap Value Portfolio	2/25/2016
MetLife/Dimensional International Small Company Portfolio	2/25/2016
Met/Wellington Balanced Portfolio (formerly, WMC Balanced Portfolio)	2/25/2016
Met/Wellington Core Equity Opportunities Portfolio (formerly, WMC Core Equity Opportunities Portfolio)	2/25/2016
MetLife Asset Allocation 20 Portfolio	2/25/2016
MetLife Asset Allocation 40 Portfolio	2/25/2016
MetLife Asset Allocation 60 Portfolio	2/25/2016
MetLife Asset Allocation 80 Portfolio	2/25/2016
MetLife Mid Cap Stock Index Portfolio	2/25/2016
MetLife Stock Index Portfolio	2/25/2016
MFS® Total Return Portfolio	2/25/2016
MFS® Value Portfolio	2/25/2016
MSCI EAFE Index Portfolio	2/25/2016
Neuberger Berman Genesis Portfolio	2/25/2016
Russell 2000® Index Portfolio	2/25/2016
T. Rowe Price Large Cap Growth Portfolio	2/25/2016
T. Rowe Price Small Cap Growth Portfolio	2/25/2016
Van Eck Global Natural Resources Portfolio	2/25/2016
Western Asset Management Strategic Bond Opportunities Portfolio	2/25/2016
Western Asset Management U.S. Government Portfolio	2/25/2016

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2016